NOTICE OF GUARANTEED DELIVERY
For Common Shares of
FRANKLIN LIMITED DURATION INCOME TRUST
Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege
As set forth in the Prospectus Supplement, dated January 19, 2022, and the accompanying Prospectus, dated November 16, 2021, as amended January 19, 2022 (collectively, the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s common shares of beneficial interest, no par value (“Common Shares”), subscribed for under the primary subscription and pursuant to the over-subscription privilege. Such form may be delivered by email, overnight courier, express mail or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on February 17, 2022, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.
The Subscription Agent is:
American Stock Transfer & Trust Company, LLC

By First Class Mail, Express Mail or Overnight Courier:

Franklin Limited Duration Income Trust c/o American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

Via email: Dapisa@astfinancial.com or info@astfinancial.com

For information call the Information Agent, AST Fund Solutions, LLC: (877) 732-3612
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.
The New York Stock Exchange  member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the over-subscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights. Payment for the full estimated Subscription Price for the Common Shares subscribed for and/or requested must accompany this Notice of Guaranteed Delivery.

GUARANTEE
The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on the second Business Day after the Expiration Date (February 17, 2022) unless extended, as described in the Prospectus) of a properly completed and executed Subscription Certificate, as subscription for such Common Shares is indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

FRANKLIN LIMITED DURATION INCOME TRUST		Broker Assigned Control # ____

1. Primary Subscription	Number of Rights to be exercised	Number of Common Shares under the Primary subscription requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with the Common Shares Subscribed for under the primary subscription

	_____ Rights	_____Common Shares (Rights ÷ by 3)	$_____

2. Over-Subscription		Number of Common Shares Requested Pursuant to the Over-Subscription Privilege	Payment to be made in connection with the Common Shares Requested Pursuant to the Over-Subscription Privilege

		_____Common Shares	$_____

3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested

	_____Rights	_____Common Shares	$_____ Total Payment
Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.	Through DTC

B.	Direct to American Stock Transfer & Trust Company, LLC, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

___________________________________
___________________________________

___________________________________
PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature

DTC Participant Number ____________________________________	Title ____________________________________________________

Address __________________________________________________	Name (Please Type or Print) _________________________________

Zip Code _________________________________________________	Phone Number ____________________________________________

Contact Name _____________________________________________	Date ____________________________________________________

BENEFICIAL OWNER LISTING CERTIFICATION
Franklin Limited Duration Income Trust Rights Offering
The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase common shares of beneficial interest, no par value (“Common Shares”), of Franklin Limited Duration Income Trust (the “Fund”) pursuant to the rights offering (the “Offer”) described and provided for in the Fund’s Prospectus Supplement, dated January 19, 2022, and the accompanying Prospectus, dated November 16, 2021, as amended January 19, 2022 (collectively the “Prospectus”), hereby certifies to the Fund and to American Stock Transfer & Trust Company, LLC, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the primary subscription (as specified in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Common Shares pursuant to the over-subscription privilege (as defined in the Prospectus, in the amount set forth in the third column of such line.

Number of Record Date Common Shares Owned	NUMBER OF RIGHTS exercised pursuant to the Primary Subscription	NUMBER OF COMMON SHARES requested pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

____________________________
Name of Nominee Holder

By:	__________________________________
Name:	__________________________________
Title:	__________________________________
Dated:	__________________________________ , 2022
Provide the following information, if applicable:

Depository Trust Corporation (“DTC”) Participant Number

Name of Broker

DTC Primary Subscription Confirmation Number(s)	Address

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